CORPORATE & SHAREHOLDER SERVICES

August 11, 2006

Filed Via SEDAR

British Columbia Securities Commission

Alberta Securities Commission

Ontario Securities Commission

Autorité des Marchés Financiers

Dear Sirs:

Subject:  Energy Exploration Technologies Inc. (the “Corporation”)

   Notice of Meeting and Record Date

We are pleased to confirm the following information with respect to the Corporation’s upcoming Annual & Special meeting of shareholders:

Meeting Date:	September 28, 2006
Record Date for Notice:	August 28, 2006
Record Date for Voting:	August 28, 2006
Beneficial Ownership Determination Date:	August 28, 2006
Class of Securities Entitled to Receive Notice:	Common
Class of Securities Entitled to Vote:	Common
ISIN Number:	29267E106
Meeting Location:	Calgary, AB

In accordance with applicable securities regulations we are filing this information with you in our capacity as agent of the Corporation.

Yours truly,

OLYMPIA TRUST COMPANY

signed “Curtis Evans”

Curtis Evans

Corporate Administrator

Corporate & Shareholder Services

Direct Dial: (403) 261-6105

cc:  CDS & Co.

2300, 125 – 9th Avenue SE, Calgary, AB  T2G 0P6  Tel. (403) 261-0900 Fax (403) 265-1455

460 Sun Life Place, 10123 – 99th Street, Edmonton, AB  T5J 3H1  Tel. (780) 702-1270 Fax (780) 408-3382